SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 16, 2004
Date of Report (Date of earliest event reported)

PENNROCK FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15040	23-2400021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1060 Main Street, P.O. Box 580, Blue Ball, Pennsylvania		17506
(Address of principal executive offices)		(Zip Code)

(717) 354-4541
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01            Entry into a Material Definitive Agreement.

On November 16, 2004, PennRock Financial Services Corp. (the “Company”) and Community Banks, Inc. (“Community”) entered into an agreement (the “Agreement”), which sets forth the terms and conditions pursuant to which the Company will be merged with and into Community (the “Merger”).  Under the terms of the Agreement, each share of Company’s common stock will be exchanged for 1.40 shares of Community common stock.

Completion of the Merger is subject to a number of customary conditions, including, but not limited to:  (i) approval of the Agreement by the shareholders of the Company, (ii) approval of the Agreement by the shareholders of Community, and (iii) receipt of the required regulatory approvals of the Merger.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference in its entirety.

Item 9.01            Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibit is filed herewith:

10.1  Agreement, dated as of November 16, 2004, by and between PennRock Financial Services Corp. and Community Banks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNROCK FINANCIAL SERVICES CORP..

Dated: November 22, 2004

	By:	/s/ Melvin Pankuch
Melvin Pankuch
Executive Vice President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.1	Agreement, dated as of November 16, 2004, by and between PennRock Financial Services Corp. and Community Banks, Inc.